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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BankUnited, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-3ASR (No. 333-187060) and Form S-8 (Nos. 333-172035, 333-179800, 333-188925, 333-190586, and 333-192222) of BankUnited, Inc. and subsidiaries (the Company) of our reports dated February 27, 2014, with respect to the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Miami, Florida
February 27, 2014
Certified Public Accountants

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm